Putnam Diversified Income Trust

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		104,351
Class B		51,152
Class C		6,244

72DD2	(000s omitted)

Class M		186,135
Class Y		1,600

73A1

Class A		0.720
Class B		0.652
Class C		0.658

73A2

Class M		0.696
Class Y		0.744

74U1	(000s omitted)

Class A		150,066
Class B		75,974
Class C		24,232

74U2	(000s omitted)

Class M		307,231
Class Y		2,581

74V1

Class A		9.85
Class B		9.78
Class C		9.80

74V2

Class M		9.78
Class Y		9.85